THIS DOCUMENT IS A COPY OF THE FORM 8-K
PREVIOUSLY FILED ON AUGUST 24, 1994
PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 22, 1994


               ORANGE AND ROCKLAND UTILITIES, INC.
     (Exact name of Registrant as specified in its charter)

Incorporated in New York      1-4315         13-1727729
(State or Other               (Commission    (IRS Employer
Jurisdiction of               File Number)   Identification
Incorporation)                               Number)


        One Blue Hill Plaza, Pearl River, New York  10965
      (Address of principal executive offices)  (zip code)


Registrant's telephone number, including area code:(914) 352-6000

Item 5.   Other Events.

     On August 22, 1994, the Special Committee of the Board of Directors of the Company issued its Final Report summarizing the findings and conclusions of its investigation that commenced on August 20, 1993 following the arrest of Linda Winikow, former Vice President of Corporate Policy and External Affairs. A copy of the Report is filed as Exhibit 99.5 hereto and the press release summarizing the issuance of the Report is filed as
Exhibit 99.6 hereto.





                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ORANGE AND ROCKLAND UTILITIES, INC.


                              By:/s/ Robert J. McBennett
                                 Robert J. McBennett
                                 Treasurer





Dated:  August 23, 1994

                          Exhibit Index

Exhibit 99.5 Final Report of the Board of Directors of Orange and Rockland Utilities, Inc. dated August 22, 1994
               (the "Report")

Exhibit 99.6   Press Release announcing issuance of the Report

                                                  Exhibit 99.5

                                I

                          INTRODUCTION

          The Special Committee of the Board of Directors of Orange and Rockland Utilities, ("O&R" or the "Company") was created on August 20, 1993 following the arrest of Linda Winikow, O&R's former Vice President of Corporate Policy and External Affairs, on charges of grand larceny, commercial bribery, and election law violations, and the announcement of a grand jury investigation. The purpose of the Special Committee was to conduct an investigation into the events surrounding the arrest of Winikow by the Rockland County District Attorney's Office and any related matters discovered in the course of that investigation, in order to assure the Company's regulators, shareholders, customers, and employees that all misconduct had been uncovered, and that appropriate measures had been or would be taken to prevent any future wrongdoing.

          The Special Committee consisted of four outside directors of O&R:

               - Linda C. Taliaferro - Chair. Ms. Taliaferro, a Board member since 1990 and currently a lawyer in private practice, previously served for over nine years on the Pennsylvania Public Utility Commission, including several years as chairperson.
               - Ralph M. Baruch. Mr. Baruch, a Board member since 1983, was the founder, and served as Chief Executive Officer and Chairman of the Board of Directors of Viacom International, Inc., and is currently a consultant to that company.
               - James F. O'Grady, Jr. Mr. O'Grady, a Board member since 1980, is an attorney and the President of O'Grady and Associates, a media brokerage and consulting firm in New York.
               - John F. White. Mr. White, a Board member since 1976, is the President Emeritus of The Cooper Union for the Advancement of Science and Art. Mr. White retired from the O&R Board, and from the Special Committee, on May 11, 1994.

          The Special Committee was granted full power and authority by O&R's Board of Directors to take whatever steps it deemed necessary or desirable in its independent investigation, including the retention of counsel, consultants, and other advisors. On August 21, 1993, the Special Committee retained the law firm of Stier, Anderson & Malone to conduct its investigation. Stier, Anderson & Malone specializes in conducting special investigations of major nuclear energy and utility companies. Stier, Anderson & Malone spent over ten months at O&R's corporate headquarters gathering and analyzing relevant documents and evidence, interviewing numerous O&R employees and witnesses, and reporting to the Special Committee on its progress.

          The Special Committee also retained the accounting firm of Price Waterhouse LLP to assist Stier, Anderson & Malone in its analysis of certain of the Company's books and accounts, and to review the Company's internal control procedures. In addition, the law firm of Hughes Hubbard & Reed was retained to counsel the Special Committee on corporate governance issues.

          The Special Committee's investigation has been comprehensive and impartial. Stier, Anderson & Malone was granted full access to all Company records and personnel, and was given authority to investigate all relevant matters regardless of what evidence might be uncovered. Stier, Anderson & Malone has analyzed more than 200,000 pages of documents, has reviewed over 60,000 expense transactions, and has examined thousands of invoices. Stier, Anderson & Malone has also interviewed 180 O&R employees, former employees, Company vendors, past and present Board members, and public officials in 340 sessions. Stier, Anderson & Malone has fully documented their findings and analysis and has submitted to the Special Committee a detailed report of the evidence uncovered during their investigation.

          This report summarizes the most important facts found by Stier, Anderson & Malone, explains the civil litigation that resulted from those events, reviews the steps taken by O&R to address the problems uncovered, and sets forth the conclusions drawn by the Special Committee from the evidence assembled by Stier, Anderson & Malone. The Special Committee's report has been reviewed by Stier, Anderson & Malone, and they have advised the Special Committee that they do not differ with the conclusions drawn by the Special Committee based on the facts set forth in Stier, Anderson & Malone's report. Both reports are being made available to the public.

                               II

               ORANGE AND ROCKLAND UTILITIES, INC.

     O&R is an investor-owned utility serving approximately 257,000 electric customers and 109,500 gas customers in southeastern New York State as well as in adjacent sections of northern New Jersey and northeastern Pennsylvania. O&R, which is listed on the New York Stock Exchange, has approximately 23,600 shareholders and employs approximately 1,700 people. O&R has two wholly-owned utility subsidiaries and three wholly-owned non-utility subsidiaries. The two wholly-owned utility subsidiaries are Rockland Electric Company, a New Jersey corporation, and Pike County Light and Power Company, serving parts of Pennsylvania. Rockland Electric Company has a subsidiary, Saddle River Holdings Corp., which in turn owns and operates radio stations and markets natural gas. The three wholly-owned non-utility subsidiaries are Clove Development Corporation, a real estate company; O&R Development, Inc., an industrial and corporate land development company; and O&R Energy Development, Inc., an oil and gas production company.

          As a utility company operating in three states, O&R is regulated by three state utility commissions: the New York Public Service Commission ("PSC"), the New Jersey Bureau of Regulatory Commissioners, and the Pennsylvania Public Utilities Commission. These regulatory agencies have complete control over the rates that O&R may charge utility customers. In addition, the utility commissions require the Company to adhere to specific utility operating and accounting rules which are designed to distinguish between costs that must be charged to O&R's shareholders and costs that may be taken into account in setting rates. Utility commissions also have the power to conduct financial, operating and management audits of the Company.

          On January 29, 1993, the Company filed with the PSC for an increase in electric rates to be effective January 1, 1994 (the "1993 Rate Case"). The 1993 Rate Case was pending when Winikow was arrested, and was terminated (as described below) on June 10, 1994.

                               III

                EVENTS SURROUNDING THE FORMATION
                    OF THE SPECIAL COMMITTEE

          On August 11, 1993, the campaign treasurer for a Rockland County Executive candidate was arrested by the Rockland County District Attorney and charged with not reporting a $9,800 contribution to that campaign from O&R. It emerged that an O&R employee had paid $9,800 of Company funds to Legal Copies, Inc., a printing company, which in turn provided invitations, envelopes, and other in-kind services to the campaign. In order to hide the true source of the contribution, Legal Copies had submitted invoices to O&R for this work which did not identify it as related to the campaign, but instead appeared to be bills for "executive invites", "stationery", and the like. The District Attorney's undercover investigation had begun on July 6, 1993, when the vendor, upset over the inability to obtain full payment of these bills from O&R, went to the District Attorney and reported the scheme.

          Early the next day, August 12, 1993, the Company began an internal investigation and quickly identified Justin Schwartz, a budget manager in the Company's Corporate Communications Department, as involved in the illegal arrangement with Legal Copies. Schwartz acknowledged that he had arranged for the campaign materials to be produced by Legal Copies, and that he had approved the invoices for payment knowing they were campaign services and not for work for O&R. Schwartz was promptly suspended, and on the next day, August 13, 1993, his employment at O&R was terminated.

          On August 16, 1993, the Rockland County District Attorney's office arrested Linda Winikow, O&R's Vice President of Corporate Policy and External Affairs and, as head of the Corporate Communications Department, Schwartz's superior.
Winikow was charged with grand larceny, commercial bribery, and making political contributions under a false name. Specifically, Winikow was charged with compelling Stanford Silverman, the President of Devotion, Inc., a New York City advertising firm, to make political contributions to various campaigns. Winikow was also charged with coercing Silverman to make other payments and contributions, totaling an average of $25,000 annually, in exchange for the continuation of his lucrative advertising contract with the Company. For example, Devotion paid for personal printing for Winikow and for decorative arrangements for her son's engagement party. In addition, Winikow was charged with bribing a Rockland County publishing company, Community Media, Inc., to stop printing negative articles about O&R. Winikow was suspended the day after her arrest and was terminated from employment at O&R on August 26, 1993. O&R filed a lawsuit seeking to recover damages from Winikow the same day. See "IX. Civil Litigation".

          The same day Winikow was arrested, the District Attorney executed a search warrant at O&R for Company records, files, documents, and a computer. The District Attorney indicated that his investigation would continue and that there could be additional arrests, and he also called upon the PSC to conduct a complete audit of the Company's finances. The PSC, which began its own investigation, announced that the misconduct could affect the Company's 1993 Rate Case.

          On August 23, 1993, three days after the formation of the Special Committee, the District Attorney arrested two former O&R Corporate Communications Department employees, Paul Pickard and his wife Maria Pickard, on charges of having stolen money from O&R. The charges were based on a scheme in which Devotion submitted fraudulent invoices to O&R for work that had not been performed, which the Pickards arranged to have approved and paid. Devotion then paid the money to Communications Strategies International, an entity controlled by the Pickards.

                               IV

               COOPERATION WITH PUBLIC AUTHORITIES

     At the outset of the investigation, the Special Committee decided that it should cooperate and share information with the District Attorney's office, the PSC, and the other utility commissions. Despite the risk that damaging or embarrassing information about O&R might emerge, the Special Committee and the Board believed that it was vital to demonstrate that the Company was committed to uncovering and correcting all wrongdoing.

          On November 3, 1993, a Joint Cooperation Agreement was signed between O&R and the District Attorney's office. Under this Agreement, the Company agreed (i) to cooperate fully with the District Attorney, (ii) to provide access to Company books and records and all information uncovered by the Special Committee's investigation, and (iii) to discontinue for five years all political contributions and the activities of all PACs. The Company also agreed to appoint an Inspector General to monitor the conduct of Company management and employees for a period of seven years after completion of the Special Committee's investigation. In light of O&R's cooperation and the "clear demonstration by O&R's Board of Directors of their determination to uncover all past improper activities", and to prevent their recurrence in the future, the District Attorney agreed to bring no criminal charges against the Company.

          The Special Committee has also cooperated fully with the PSC and other utility commissions that regulate O&R. The PSC has been given full access to all documents and records uncovered as part of the Special Committee's investigation, and the Company has responded to over 300 written data requests from the PSC.
The Company has also cooperated with the New Jersey Bureau of Regulatory Commissioners, which has conducted a management audit of Rockland Electric Company, including a review of operating procedures, policies, and practices. Although the Pennsylvania Public Utility Commission has not conducted a separate investigation of Pike County Light and Power Company, Stier, Anderson & Malone has periodically briefed them on the status of their investigation.

          The Company has pledged that it would refund to its customers all misappropriated funds that may have been improperly charged to accounts used to determine rates. To date, the Company has refunded to New York ratepayers a total of $345,000 and to New Jersey ratepayers a total of $94,100 through fuel adjustment charges.

          On June 10, 1994, the PSC - which had previously suspended O&R's rate application - terminated the Company's 1993 Rate Case. While the PSC recognized that the Special Committee's investigation was an integral part of the Company's attempt to set its house in order, the PSC concluded that the reliability and credibility of the Company's previously submitted financial figures were undermined by the financial improprieties that had been uncovered. The PSC further stated that completion of the Company's investigation and development of new credible data would be required for O&R to proceed with a new rate plan.

                                V

                  OVERVIEW OF THE INVESTIGATION

     The Special Committee began its investigation aware only that there had been serious misconduct at O&R by one vice president and others in her department. As we proceeded, however, three principal subjects occupied most of our attention and are the focus of this report.

          First, it became apparent very early that the Company's Chairman and Chief Executive Officer, James F. Smith, had not only been lax in his supervision of Winikow and other officers, but also that he had himself engaged in extensive misconduct.
His activities and his responsibility for the state of affairs at O&R are described in Part VI of this Report.

          Second, as we explored in detail the misconduct of Winikow and others in her Corporate Communications Department, including substantial misuse of the Company's relations with vendors, described in Part VII of this Report, it became clear to us that there had been a very serious failure of the Company's internal controls which ought to have prevented her misconduct and that of Smith and others.

          Third, when we focused on the Company's internal controls, we found a state of affairs very different from what we, as Directors, had been led to expect. The Company's formal, written rules, which the Board had from time to time approved, were reviewed and found by Price Waterhouse to be sound. What our investigators found, however, was that those controls had been systematically evaded, and over time undermined, by officers at the highest levels, including particularly Smith. With his approval, steps had been taken to conceal this state of affairs from the Audit Committee and the Board of Directors, so that he, Winikow, and a few others could incur substantial and improper expenses without accounting for them or risking exposure of their misconduct. This erosion from within of the Company's internal control systems, and especially of its internal audit function, is described in Part VIII of this Report.
                               VI

                 INVESTIGATION OF JAMES F. SMITH

          A.   Introduction

          The Special Committee's investigation of Smith uncovered extensive evidence of wrongdoing on his part. As a result, Smith's employment as O&R's chief executive officer was terminated for cause, and the Company filed a lawsuit against him to recover all damages to the Company caused by his misconduct
and mismanagement.   After his dismissal, Smith was also indicted
by a Rockland County grand jury for illegal conduct at O&R, and is now awaiting criminal trial on twenty-two counts of grand larceny and falsifying business records, as well as two counts of petit larceny. On June 10, 1994, he was removed from the Board of Directors for cause by the shareholders. The removal proposal was approved by 82.5% of the outstanding shares, representing 97.6% of the shares actually voting on the proposal.

     B.   Smith's Background at O&R

          James F. Smith, now age 58, first became associated with O&R in 1965 as a senior accountant. During the next 14 years, Smith held a number of increasingly important financial and management positions at O&R, including assistant treasurer, assistant secretary, and chief financial officer. In 1979, Smith became the Chairman of the Board of Directors and Chief Executive Officer of O&R. In 1988, Smith signed an Employment Agreement with O&R which outlined his position, duties, and compensation structure. This Employment Agreement, as amended, provides for Smith's termination for cause if (i) he has been convicted of a crime involving moral turpitude, or (ii) he has engaged in serious misconduct or gross neglect of his duties which has resulted in, or is likely to cause, material economic damage to the Company.

          In 1984, Smith personally recruited Winikow, then a New York State Senator, to join O&R as the head of the Company's political, charitable, and public relations activities. Although Winikow technically reported to the President of the Company, in reality she answered only to Smith. Smith encouraged Winikow's political activities and public relations activities, giving her free rein while insulating her from criticism and supervision.
It was widely perceived by O&R employees that Winikow could do whatever she wanted because she had the complete support and approval of Smith.

     C.   The Special Committee's Investigation Focuses on Smith

          Although Smith suggested the formation of the Special Committee at the O&R Board meeting on August 20, 1993 and made public statements calling for a thorough investigation of all misconduct, his actions from the outset of the investigation belied that intent. Smith followed a course which indicated that he was more concerned with concealing his own misconduct than with protecting the Company.

          First, while the Special Committee and the Board decided to cooperate fully with the District Attorney's and the PSC's investigations, Smith wanted the Company to adopt a defensive posture in dealing with the District Attorney and only to provide information if required to do so pursuant to a subpoena. This view was repeated by Smith to the Board on a number of occasions, but was ultimately rejected by the Special Committee and the Board in favor of a policy of full cooperation.

          Second, Smith tried for a period of six weeks to put the Special Committee's investigation on hold, while two law firms successively selected by him conducted an investigation and dealt with the public authorities. The first of those firms withdrew after it emerged that one of its partners had a political relationship with Winikow. The second was dismissed from the case because issues arising out of prior relationships with Smith and other senior officers gave the Special Committee concern about the credibility of the investigation. Stier, Anderson & Malone was then given primary responsibility for conducting the investigation.

          Third, Smith took various actions to cover up his own wrongdoing and to mislead the Company's investigators. For example, while Schwartz was cooperating with the District Attorney's investigation, he recorded a conversation which indicated that O&R had provided an in-kind campaign contribution for Smith's wife's successful June 1993 campaign for re-election as a Trustee for the Village of Tuxedo Park. A temporary employee in O&R's Corporate Communications Department told Schwartz that he had done graphics work for Smith's wife's campaign, and that the work was still on his computer. When the District Attorney executed a search warrant on August 16, 1993, this computer was seized along with records and disks related to this project. The next morning, Smith directed his secretary to determine how much money O&R had spent on the production of campaign materials for his wife. At a meeting at O&R on August 20, 1993, Smith told members of the Special Committee that investigators from the District Attorney's office were seeking to interview his wife about the work done by O&R for her campaign. However, Smith assured the Special Committee that this was entirely above board, as the work had been properly paid for. In fact, Smith had written a check to the Company the day before in the amount of $1,298, but had backdated it by three weeks to make it appear that it had been written prior to the arrest of Winikow and the search warrant at O&R. The next day, Smith wrote another check for $120 to cover the cost of paper, and this check was also backdated. Smith later canceled these backdated checks and paid O&R for this work with correctly dated checks. In addition, other bills for Smith's personal projects were re-routed after Winikow's arrest and processed as charitable contributions or sent directly to Smith's home.

          Smith's expenses were reviewed with the help of Price Waterhouse, and numerous recent transactions were identified as having involved the misuse of Company funds for personal purposes. The Special Committee learned that Smith routinely submitted expense reports and documents which listed personal expenses as business-related charges. Smith had charged to O&R thousands of dollars in first-class airfare, hotel accommodations, and lavish meal charges during personal trips to Europe and Russia. On numerous occasions, substantial sums were charged to the Company for personal gifts, meals with personal friends and neighbors, and tickets to Broadway shows. In addition, Smith had violated the Company's internal controls by routinely failing to submit proper documentation for a substantial percentage of his "business expenses", and by authorizing and approving improper expenses incurred by others. The Special Committee also learned that Smith had purchased tens of thousands of dollars worth of wine with Company funds in recent years without keeping any records or inventory of his use, and without identifying any business purpose for many of the purchases.

          Smith was interviewed by Stier, Anderson & Malone and a member of the Special Committee on September 20, 1993. Prior to this interview, Smith and his attorneys were provided with documentation and records regarding certain questionable transactions that had been specifically identified. During this seven hour interview, at which Smith was represented by his attorneys, Smith was unable to substantiate a business purpose for most of his expenses and charges. On September 22, 1993, Stier, Anderson & Malone reported to the Special Committee about the interview with Smith, including evidence that Smith had not been candid and forthcoming in his responses to various questions. On September 24, 1993, the Special Committee reported to the outside Directors on the interview with Smith.

          Far from resolving the concerns of the Special Committee and the other independent directors, Smith's responses raised new questions regarding internal controls and expense account practices. The Special Committee instructed Stier, Anderson & Malone to make a further investigation of Smith's possible misuse of corporate resources and assets a high priority. The investigators reviewed Smith's letters, calendars, and other documents, and continued to interview other witnesses. Information from these sources helped to identify additional instances of misconduct by Smith and of failures by Smith to supervise or control Winikow.
     D. The Decision to Terminate Smith's Employment

          At a meeting of the Special Committee on October 4, 1993, Stier, Anderson & Malone briefed the Special Committee on evidence of a lengthy and pervasive pattern of transactions by Smith involving personal use of Company funds, resources, and assets, for the benefit of Smith, his family, and his friends. Evidence was also presented demonstrating Smith's evasions of internal accounting and financial controls, including numerous transactions for which it was impossible to determine any business purpose. The Special Committee also reviewed evidence that Smith had failed to control or supervise Winikow, and that Smith had attempted to obstruct the Special Committee's investigation and evade corporate controls by making false or misleading statements, backdating checks, and rerouting invoices for his personal projects. After a review of the then available evidence and a discussion of all relevant factors, the Special Committee unanimously decided to recommend to the independent Directors that Smith's employment be terminated for cause.

          The next day, October 5, 1993, the Company's independent Directors met with the Special Committee to consider the Special Committee's recommendation to terminate Smith's employment for cause. Stier, Anderson & Malone presented to the independent directors the evidence of widespread misconduct by Smith that had previously been reviewed with the Special Committee. After an extensive discussion of the Special Committee's findings, as well as a discussion of the damage to the Company that was likely to result from Smith's wrongdoing, the independent Directors unanimously voted to terminate Smith's employment for cause and to remove him as Chairman of the Board. On October 7, 1993, a Notice of Termination for cause was delivered to Smith, pursuant to his Employment Agreement, and he was suspended from all duties immediately.

          The Notice of Termination detailed the following reasons for the unanimous decision to terminate Smith's employment:

               - Smith had engaged in transactions involving use of the Company's resources and assets for the personal benefit of Smith, his family, and his friends;

               - Smith had caused expenditures of Company funds that had no adequate business purpose;
               - Smith had engaged in violations and evasions of the Company's internal controls and policies;

               - Smith had failed to properly supervise, or cause the proper supervision, of Linda
                    Winikow; and

               - Smith had failed to be candid and forthcoming with the investigation and had taken steps to hinder and obstruct the investigation.

          The Notice of Termination also listed the categories of damage that the Company had suffered, or was likely to suffer, as a result of Smith's wrongdoing:

               - Monetary losses caused by the misuse and misappropriation of Company funds and assets;
               - The adverse effect of Smith's actions on the Company's relations with the PSC, including especially the threatened termination of the Company's proposed rate proceeding;
               - The costs and legal exposure resulting from civil and criminal proceedings and inquiries that were pending or likely to arise;
               -    The costs of investigating Smith's
                    misconduct; and
               -    The substantial adverse effects on the
                    Company arising from adverse publicity and loss of business reputation.

          Smith's Employment Agreement required that he be given an opportunity to defend himself before the Board, and to take corrective action after being notified of the decision to terminate his employment. On November 4, 1993, at the request of Smith's attorney, O&R further provided Smith with a detailed letter and 37 page itemization of improper and questionable transactions involving his use of Company funds, assets, and resources, and offered to arrange a meeting between Smith and the Board. Smith did not take any corrective action or present a defense to the Board, but instead submitted retirement papers.
On December 6, 1993, Smith's termination as chief executive officer became fully effective.

          E.   Findings Regarding Smith

          1.   General Conclusions

          Our general conclusions regarding Smith's wrongdoing while chief executive officer of O&R are as follows:
          a. Throughout his tenure as chief executive officer and especially in recent years, Smith systematically misappropriated Company funds, assets, and resources for the personal benefit of himself, his family, his friends, and organizations with which he had a personal or private relationship.

          b. Smith routinely defrauded the Company by submitting expense-related documents that falsely represented the true nature or purpose of the expenditure.

          c. Smith subverted the Company's internal accounting and financial controls, and violated many of the Company's corporate policies. Smith routinely submitted expense reports that failed to identify any business purpose or the identity of individuals who benefited from such expenditures, and frequently failed even to submit receipts or proper documentation for expenses. Smith, with help of financial officers, concealed these activities from the Audit Committee and the Board.

          d. Smith created and fostered an environment that allowed and encouraged other officers and employees to undermine and disregard the Company's internal controls, and that allowed misconduct to go unchecked.

          e. Smith knowingly permitted, authorized, and, in many instances, actively encouraged the personal or wasteful use of Company assets, resources, and funds by subordinate officers.

          f. Smith arranged for Linda Winikow to be responsible only to him and made it clear throughout O&R that others should not attempt to control her activities. He encouraged and supported her lavish expenditures for entertainment of political figures and her broad involvement in political fund-raising. He established an environment in which no questions were raised by others regarding her activities, although her open disregard for financial and accounting controls was widely known. Because Smith gave Winikow effectively unlimited license, he ultimately bears responsibility for her misconduct and the resulting damage to the Company.

          g. As chief executive officer and chairman of the Board, Smith concealed important information from, and allowed misleading reports to be made to, the Board and its Committees.

          h.   Smith concealed information from the Special
Committee's investigation and took steps designed to hinder and obstruct the investigation.

               2.   Specific Findings

                    a.   Conference Center

               For a number of years, O&R has owned and maintained a lodge in Sullivan County, New York, for the purpose of providing facilities for training sessions, seminars, and corporate meetings. From 1981 through 1988, Smith authorized $309,394.92 worth of improvements that transformed the Conference Center from a simple lodge, including upgrading the kitchen facilities, installing a temperature controlled wine cellar, and hiring a full-time chef to prepare elaborate meals. The wine cellar, to which only Smith and a few others had access, was stocked with expensive wines.

               Company policy permitted O&R officers to use the Conference Center on weekends, upon payment of certain charges. Smith, however, routinely used the Conference Center for personal entertainment while charging O&R for all the costs associated with his use. These costs included delicacies such as caviar, foie gras, and pheasant, fine wines, and around-the-clock staff. Stier, Anderson & Malone has concluded that the total documented amount of expenses for food, exclusive of wine, incurred by O&R as a result of Smith's personal use of the Conference Center was $37,158.16.

               Smith concealed the personal nature of some of these weekends by submitting fraudulent forms and expense reports, which listed the weekends as business meetings. For example, Smith used the Conference Center on two successive weekends in 1990 to celebrate his wife's birthday with family and friends, listing one of the weekends as a "business meeting" on his expense reports. On these birthday weekends Smith caused O&R to pay over $3,600 in food costs alone, including $1,060 for caviar.

               b.   Misuse of Company Vendors.

               On numerous occasions over many years, Smith caused O&R to incur costs for personal printing, graphic design, video work, and other projects for the benefit of Smith and his family. Smith also caused O&R to pay for substantial time and overtime spent by Company personnel, including secretaries, chauffeurs, and employees in the Corporate Communications Department, handling these personal projects. Examples include the following:

               - In 1992, Smith caused O&R to pay over $1,200 for the printing of invitations to his son's engagement party.
               - In 1990 and 1991, Smith caused O&R to pay over $2,500 for printing services for his daughter's engagement and wedding celebrations.
               - In 1991, Smith caused O&R to pay over $800 for video work on a film produced by Smith's son.
               - In 1984, Smith arranged for his daughter to work at another company for the summer and have O&R pay her salary there.
               -    In 1993, Smith caused O&R to pay
                    approximately $6,500 in vehicle rentals and repairs for the filming of a movie by Smith's son. Smith also caused O&R to pay over $1,300 for special security and supervision for filming parts of the movie at O&R's headquarters.
               - For a number of years, Smith caused O&R to pay for personal photography services, including film processing and development, for such things as vacation pictures, family gatherings, and his son's honeymoon pictures.
               -    Over the years, Smith caused O&R to pay
                    thousands of dollars in legal fees for
                    personal legal work for himself and his
                    family.  In 1993, for example, Smith caused
                    O&R to pay $6,537.65 for legal work on a personal real estate investment. Smith had the law firm issue a credit to O&R after Winikow was arrested.
               - On a number of occasions, Smith caused O&R to pay for the printing of personal stationery for Smith and his wife.
               - In 1992, Smith caused O&R to pay $1,763.64 for the cleaning of his home after he had a furnace replaced. After Winikow was arrested, Smith directed the vendor to give O&R a credit and send him a new bill.
               - Smith charged to O&R over $3,000 to have his daughter's belongings moved to Westchester County, New York, and to have other belongings moved to his vacation home in Maine. After Winikow was arrested, Smith again had the vendor credit O&R and send a new bill to him.

                    c.   Personal Travel.

               Smith caused O&R to pay for personal travel for himself and his family, including the costs of first-class airfare, luxurious accommodations, gift purchases, and expensive dining. In many instances, Smith concealed the personal nature of these expenditures by submitting expense sheets that reported these expenses as business expenses incurred in connection with his attendance at a business conference. Examples include the following:

          - Smith caused the Company to pay over $16,000 incurred by him and members of his family during a seven day trip to Paris in February 1993, including first-class airfare, hotel, and meal expenses. Smith claimed on his expense reports that these charges were incurred in connection with a conference which ended the day after Smith arrived.
          - In 1992, the Smiths traveled to Russia and Eastern Europe on a "People To People" tour, which bore no relationship to the utility business and had not been approved by the Board. Nevertheless, Smith charged approximately $20,000 worth of expenses to O&R. In 1981, Smith and his wife went on a similar trip to China, for which O&R paid over $10,000.
          - In 1982, Smith caused O&R to pay $544.50 for a one-day trip to view the space shuttle launch in Florida. Smith's diary lists this trip as a "holiday" while his expense reports designate the trip's purpose as "Engineering Delegation - NASA".
          - Smith caused O&R to pay over $9,000 for first-class airfare, hotel, and meal charges, incurred by Smith and his wife on a vacation trip to France in 1989.
          - Smith caused O&R to pay over $4,400 incurred by him and his wife during a vacation to Canada in 1991. Smith listed these expenses as incurred in connection with his attendance at a business conference.

                    d.   Personal Entertainment.

               Since at least 1979, Smith has regularly used Company funds for the personal entertainment of family, relatives, and friends, in amounts that increased dramatically over the years. In almost all instances, Smith submitted expense reports or documentation that listed these private outings and events as business-related, or listed people who were not in fact with him. Examples of Smith's personal entertainment with O&R funds include the following:

               - On a regular basis, Smith caused O&R to pay the costs of entertaining family, friends, and neighbors at The Tuxedo Club in Tuxedo Park.
               - On numerous occasions over the years, Smith caused O&R to purchase theater tickets to be used by Smith's family, relatives, and personal friends. For example, since 1990, Smith charged O&R $9,300 for theater tickets, frequently concealing the personal nature of these expenses.
               - Smith frequently charged O&R for the costs of entertaining friends and neighbors at dinner or cocktail parties at his home or his club.
               - On numerous occasions, Smith charged O&R for extravagant meals - frequently costing over $1,000 per meal - with family, relatives, and personal friends. Smith routinely listed these outings as "business meetings". A few recent examples include the following:
               - In 1989, Smith caused O&R to pay for a meal at Le Cirque in New York City, costing over $1,000, to entertain personal friends, including his physician.
               - In 1990, Smith caused O&R to pay over $700 for a meal with personal friends following a Saturday matinee of the ballet.
               - In 1990, Smith charged O&R approximately $1,000 for a dinner at Le Cirque to celebrate the 25th wedding anniversary of friends.
               - In 1991, Smith caused O&R to pay $1,012.91 for a meal with friends at Bouley in New York City.

                         e.   Gift Purchases.

               Throughout his tenure as chief executive officer, Smith used Company funds to purchase extravagant gifts and merchandise for family, friends, and relatives. Smith also purchased quantities of watches, fine china, electronics equipment, flowers, clothing, and other gifts without indicating any business purpose, the recipient of the gift, and without even submitting receipts or documentation of what was purchased. Examples of Smith's use of Company funds for personal gifts include the following:

                    - Every year, Smith caused O&R to purchase a large number of gift baskets, in some years costing as much as $350 to $400 apiece, for the stated purpose of giving them as Christmas gifts from O&R to directors, officers, and others. Smith in fact distributed many of these baskets, costing O&R approximately $32,000, to members of his and his wife's families, and to personal friend and associates - such as his real estate agent in Maine.
                    -    Each year, Smith caused O&R to purchase
                         quantities of merchandise as gifts and
                         door prizes for Company-sponsored
                         events, and distributed many of these
                         items to family and friends.  For
                         example, in 1992, Smith gave engraved
                         Movado watches purportedly purchased for a Company event to his children and their spouses.
                    -    In 1992, Smith charged O&R for 20 five-
                         piece place settings of Wedgewood china
                         which he gave to a partner at one of the Company's law firms.
                    - In 1990, Smith charged $1,750 to O&R for paintings from an art gallery in Maine, which were given by the Smiths as personal wedding gifts.

                    f.   Wine.

               Every year, Smith made or authorized substantial purchases of wine with Company funds. Stier, Anderson & Malone has concluded that a total of $156,230.84 in wine purchases is directly attributable to Smith. Much of the wine purchased was used by Smith for personal entertainment at the Conference Center or cannot be accounted for. Smith violated internal controls by failing to identify any business purpose for tens of thousands of dollars in wine purchases, failing to require any record to be kept of the use of the wine, and frequently failing even to submit receipts or documentation of the purchase.

                    g.   Loan From Clove Development Corporation
                         To Hydronic Technology, Inc.

               Smith and Robert V. Shupe, a long-time personal friend of Smith, along with their spouses, have operated for many years an active real estate investment partnership, S&S Colony Associates, through which they have purchased condominiums and commercial property in Florida. Smith and Shupe also regularly see each other socially. For many years, Smith assigned his secretary at O&R the task of maintaining the books and records of S&S Colony Associates. On numerous occasions, Smith charged the Company for his expenses in meeting with and entertaining the Shupes.

               In early 1984, Hydronic Technology,
Inc.("Hytech"), a small Massachusetts company that manufactured high efficiency boilers, principally owned by Shupe, sought a $500,000 loan from O&R. On March 8, 1984, Smith arranged a meeting between Shupe and Patrick Chambers, Jr., then O&R's chief financial officer who knew of Smith's relationship with Shupe, to discuss Shupe's business plan and proposed loan.* The loan proposal called for O&R's land management subsidiary, Clove Development Corporation, to lend Hytech $500,000 which would be repaid with interest over eight years. This loan, however, would be unsecured and subordinated to a bank line of credit. In addition, Clove was to receive 25% of the equity of Hytech.

___________________
* Chambers retired from O&R on March 31, 1994

               Following this meeting, Chambers evaluated the loan proposal with his staff. In a memorandum dated March 28, 1984, Chambers recommended approval of this loan. Chamber's memorandum concluded as follows: "We have reviewed in detail the revenue and expense aspects of their plan and believe that their business plan and projections are reasonable."

               At the April 1984 Board meeting, Chambers discussed the proposed loan to Hytech. Smith participated in this discussion and supported Chamber's recommendation that Clove loan the $500,000 to Shupe's company. Neither Smith nor Chambers revealed to the Board the personal and business relationship between Smith and Shupe. Based on the support of Chambers and Smith, the Board indicated its approval of the loan, which was the first and only transaction of its kind that Clove was ever involved in. Less than two years later, Clove wrote off this loan to Hytech, even though there had been no default, and ultimately lost $726,875 in interest and principal.

               Because of Smith's close personal relationship with Shupe and the unusual terms of the loan, the Special Committee sought to determine whether Smith improperly influenced the decision to make this loan and whether proper Company procedures were followed in entering into the transaction. The Special Committee reviewed all of O&R's records relating to the loan. The records, which appear to be incomplete, are devoid of any support for Chamber's favorable analysis. In fact, the only available documentation raises doubts about the wisdom of entering into the transaction. One document, prepared by Mario DiValentino, O&R's former controller, raised a number of serious concerns regarding Hytech's business plan and projections - including internal conflicts in the financial figures, unexplained changes in gross profits, insufficient data to support growth projections, and a number of other problems. This document was never provided to the Board.

               When interviewed, Chambers claimed that all the questions raised by DiValentino must have been resolved as part of his analysis of the Hytech proposal, but he had no recollection of who answered these questions, what the answers were, and whether he received verbal or written responses. DiValentino is certain that he never received answers to the concerns he raised. O&R's records contain no documentation of the resolution of any of these issues, and everyone identified by Chambers as likely to have participated in preparing a response has no recollection of having done so. Shupe has refused the Special Committee's requests for an interview and for production of Hytech records.
               The Special Committee has concluded that:

                    -    The Board was not informed of Smith's
                         relationship with Shupe.
                    -    Because of his relationship with Shupe,
                         Smith should at the very least have
                         excused himself from any discussion
                         regarding the soundness of this loan.
                         Instead he acted as an advocate for the
                         loan.
                    - Critical issues concerning the viability of the transaction were not resolved at the time Smith and Chambers recommended the loan.
                    - The Board was misled as to the soundness of Hytech's business plan and projections.

          F.   O&R's Lawsuit Against Smith

          On February 7, 1994, O&R commenced an action against
Smith in New York Supreme Court.  O&R's Complaint, filed on March
16, 1994, asserts nine causes of action against Smith.

                    -    Breach of Smith's fiduciary duty of
                         loyalty to O&R;
                    - Breach of Smith's fiduciary duty of care to O&R;
                    -    Breach of Smith's fiduciary duty of
                         candor to O&R;
                    -    Inducing breaches of fiduciary duty by
                         others;
                    -    Fraud;
                    -    Waste of O&R funds and assets;
                    -    Conversion of property belonging to O&R;
                    -    Accounting for O&R property and funds;
                         and
                    -    Unjust Enrichment.

          The Complaint seeks (i) damages for all amounts that were misappropriated, wasted, and obtained through fraudulent means by Smith, and by others as a result of Smith's conduct;
(ii) all costs incurred by the Company in connection with investigating Smith's wrongdoing and all costs incurred as a result of criminal or regulatory investigations or actions; (iii) the forfeiture of Smith's compensation during the period of his disloyalty; (iv) punitive damages; (v) an accounting by Smith; and (vi) restitution of all amounts misused or unaccounted for. The Court has referred all of these claims except (iv) to arbitration.
          G.   Indictment of Smith

     Shortly after O&R filed its Complaint against Smith, he was indicted by a Rockland County grand jury on eight counts of grand larceny and two counts of petit larceny. According to a press release issued by the Rockland County District Attorney on March 22, 1994, the ten count indictment charges Smith with stealing from O&R by charging personal expenses to the Company. The charges included the following:

               - Causing O&R to pay approximately $7,300 to rent four vans and a truck that were used by Smith's son's film production company, including approximately $780 worth of parking tickets issued to a rental van and an O&R car that was being used by Smith's son;
               - Causing O&R to pay approximately $3,037 to have Smith's daughter's belongings moved to Westchester County on two occasions, and to have other merchandise moved to Smith's summer home in Kennebunkport, Maine;
               -    Causing O&R to pay approximately $4,600 for
                    assorted graphic printing, including
                    engagement invitations for both his children, a wedding program for his daughter, and printed directions to Smith's summer home;
               - Causing O&R to pay approximately $7,000 for holiday gift baskets delivered to Smith's family members, friends, and his real estate agent in Maine;
               - Causing O&R to pay approximately $1,100 for assorted holiday plants delivered to Smith's home;
               - Causing O&R to pay approximately $1,760 to have Smith's home cleaned following a boiler replacement;
               - Causing O&R to pay approximately $1,098 for printing associated with Smith's wife's campaign for Trustee of the Village of Tuxedo Park (which Smith subsequently repaid after Winikow was arrested);
               - Causing O&R to pay approximately $2,000 for a surprise birthday party for Smith's wife at the Conference center;
               - Causing O&R to pay approximately $300 for auto repairs made to Smith's son-in-law's automobile; and
               - Causing O&R to pay approximately $600 worth of watches given by Smith to his children and their spouses.

Smith was arraigned in court on March 22, 1994 and pleaded not guilty.

          On June 23, 1994, a Rockland County grand jury handed up a twenty-four count superseding indictment, charging Smith with fourteen additional felonies - seven counts of grand larceny and seven counts of falsifying business records. According to the press release issued by the District Attorney, the additional charges, totaling approximately $15,000, include the following:

               - In 1991, 1992, and 1993, Smith took large groups of friends and relatives out to Broadway shows and dinners at fine restaurants in New York City, falsely listing all these events as business-related on O&R's expense reports; and
               - In 1993, Smith charged to O&R restaurant and hotel expenses while in Paris, falsely listing these expenses as in connection with a business conference.

Smith pleaded not guilty to all charges at his arraignment on June 23, 1994.

          H.   Removal of Smith as a Director of O&R

          While Smith was removed as Chairman by the Board of Directors on October 7, 1993 in conjunction with his termination for cause as chief executive officer, he remained a director of the Company with a term that did not expire until 1996. Under O&R's bylaws, a director may be removed only by the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of stock allowed to vote. On February 3, 1994, after Smith declined to resign, the independent Directors determined that, under the circumstances, it was in the best interest of the Company and the shareholders that Smith be removed from the Board, and therefore voted to submit to the shareholders a proposal seeking his removal. In early April 1994, proxy materials including that proposal were distributed to all shareholders.

          The annual O&R shareholders' meeting was held on May 11, 1994, and adjourned to allow additional time for shareholders to vote on the proposal to remove Smith as a director. On May 12, 1994, Smith filed a lawsuit against O&R seeking an injunction to prevent the reconvening of the adjourned annual meeting. Smith's request for injunctive relief was denied in its entirety on June 7, 1994. On June 10, 1994, at the reconvened shareholders' meeting, it was announced that 82.5% of all outstanding shares, representing 97.6% of all shares actually voting on that proposal, had voted in favor of the proposal to remove Smith. Smith was thereby removed as a director of O&R. Despite the overwhelming vote, Smith continues to contest his removal as a director of O&R in court.

VII
                 LINDA WINIKOW AND THE CORPORATE
                    COMMUNICATIONS DEPARTMENT

     The initial focus of the Special Committee's investigation and an ongoing concern was the misconduct of Linda Winikow and others in the Company's Corporate Communications Department.

A.   Winikow's Arrival and the Changes at O&R

     Winikow joined O&R in 1984 as the Vice President of Corporate Policy and External Affairs. Winikow was personally recruited by O&R's former Chairman and Chief Executive Officer James F. Smith, who created the position in order to have Winikow oversee the Company's political, charitable, and public relations programs. Prior to joining O&R, Winikow had served for ten years as a New York State Senator from Rockland County.

     At O&R, Winikow exercised control over all the Company's political, charitable, and public relations activities. While the Company had been involved in political fundraising and public relations initiatives prior to her arrival, these efforts were poorly organized and did not involve large sums of money. The investigators found that Winikow greatly increased the level of involvement in political fundraising and campaigning at O&R, and increased and politicized O&R's charitable and public relations efforts. In pursuing these activities, Winikow enjoyed the unequivocal support of Smith. In fact, although Winikow reported in theory to the President of O&R, in practice she answered directly and exclusively to Smith.

     Under Winikow, the Corporate Communications Department became increasingly involved in political fundraising and public relations activities:
          1. Winikow and her staff became actively involved in campaign fundraising for numerous elected officials. Winikow directed her subordinates to devote ever-increasing amounts of time to soliciting political contributions for candidates. O&R vendors were a principal source of political contributions. As Winikow expanded O&R's political fundraising activities, she began to violate O&R's internal controls as well as state law. Smith made no attempt to control Winikow. The general consensus throughout O&R was that Winikow had the support and encouragement of Smith and that it would be fruitless, and dangerous, to oppose her in any way.

          2. Winikow spent a substantial portion of her time and lavish sums of money entertaining local, state, and national political figures.

          3.   Beginning in approximately 1988, Winikow and other
O&R employees made numerous trips to Washington to attend hearings, sponsor political events, and meet with federal political and regulatory officials. Winikow also paid substantial amounts of Company funds to lobbying firms in Washington.

          4. Winikow, for a time, assumed control of and politicized the hiring process at O&R. She introduced a system in which certain individuals were hired primarily in order to cultivate political and other relationships that Winikow considered to be valuable.

          5. O&R's charitable contributions program became politicized under Winikow. In many instances, contributions were made based on the political or other benefit that would be garnered from the donation.

          6. Winikow also obtained effective control over the Orange and Rockland Employees Political Action Committee ("OREPAC"), which was formed in 1981 and was funded through voluntary contributions from O&R employees. While we found no clear abuses by OREPAC, Winikow's control over OREPAC violated OREPAC's own rules.

          B.   Winikow's Misconduct at O&R

          On October 6, 1993, Winikow pleaded guilty to the charges of grand larceny, commercial bribery, and making illegal campaign contributions. Winikow admitted in court that she had used her position to force Silverman of Devotion to spend $25,000 on political contributions and personal expenses or else lose his large advertising account with O&R. Winikow acknowledged that she had spent $62,400 on advertising at two papers owned by Community Media, Inc. for the purpose of ending negative press coverage of O&R. Lastly, Winikow admitted that she funneled a total of $5,064 ($3,864 of which was paid for by O&R) in contributions to a political campaign while disguising the true source of the donation.

          The Special Committee's investigation has concluded that Winikow's misconduct exceeded the specific charges to which she pleaded guilty.

               a.   Political Contributions

          Winikow actively sought contributions or professional services from O&R vendors for numerous political campaigns. In most instances, Winikow would instruct Paul Pickard or another employee in the Corporate Communications Department to solicit the contributions. At the beginning, Winikow had vendors submit their political contribution checks to her, so that she could deliver them to the candidates while emphasizing that O&R was responsible for soliciting them. Winikow's solicitation of political contributions from vendors eventually reached a point at which vendors began to refuse her requests for contributions. As a result, beginning around 1988, Winikow and her employees encouraged certain vendors to add the amounts of political contributions to invoices submitted to the Company. Contributions processed this way were therefore effectively made with O&R money, in violation of state election laws. In addition, Winikow sometimes had Company vendors paid to provide in-kind benefits - contributions in a form other than money - to political campaigns of her choosing. Winikow also directed some O&R employees to work for political candidates while on Company time and had her Department prepare printed campaign materials for selected candidates.

               b.   Winikow's Use of Corporate Vendors for
                    Personal Projects

          Winikow's wrongdoing was not limited to improper and illegal political campaign and fundraising activities. Winikow also billed O&R for personal projects performed by various corporate vendors. As a result of poor record keeping and invoices which concealed the personal nature of the work, the exact cost to O&R cannot be verified. Examples of Winikow's personal projects handled by vendors and paid for by O&R include the following:

               -    Two O&R vendors billed the Company an
                    estimated $4,000-$5,000 for stationery that
                    Winikow ordered for her son;
               - Winikow billed O&R for the printing of her son's resume, renting a typewriter for her son, and for publishing Winikow's son's engagement announcements in newspapers in New York and Los Angeles;
               -    Winikow had a vendor pay for her son to
                    participate in a Mardis Gras float;
               -    Winikow used a limousine service to take
                    herself and her husband on a ten and a half hour tour of the wine country near San Francisco;
               - Winikow had O&R vendors make dolls resembling her son and future daughter-in-law to be used as centerpieces at their engagement party; and
               - Winikow billed O&R for personal catering delivered to her home and for sending flowers to family and friends.

               c.   Winikow's Use of Employees for Personal
                    Purposes

          According to current and former O&R employees, Winikow frequently had O&R employees handle her personal errands and projects on Company time. Although Smith had begun to use Corporate Communications Department personnel and assets for personal projects even prior to Winikow's arrival, the scope and amount of such misuse by both of them expanded after she was placed in charge. Because Company employees did not keep records of the amount of time and overtime spent on her personal work, the total cost to the Company cannot be precisely quantified. Examples of personal errands handled at the Company's expense include the following:

               - Winikow had one of her employees drive to Florida to deliver furniture to her condominium;
               -    Winikow had two of her employees fly to
                    Washington, D.C. and back, posing as Winikow and her husband, so that she and her husband could receive frequent flyer miles;
               -    Winikow's employees regularly drove her
                    husband to work and occasionally drove her sons around New York City and Rockland County;
               - Winikow had members of her staff help plan her son's engagement party, wedding, and honeymoon; and
               - Winikow's employees frequently drove Winikow to hair and nail appointments, jewelry shows, theater outings, and personal dinners.

               d.   Winikow's Dealings with Community Media

          As noted above, Winikow pleaded guilty to entering into contracts with Community Media for the purpose of ending negative press coverage of O&R. Community Media was not prosecuted, and has vehemently denied any impropriety on its part. Although O&R disputed the validity of these contracts, on January 5, 1994, an agreement was reached between O&R and Community Media resolving all disputes about these contracts.

               e.   Winikow's Expense Account Abuse

          Winikow's expense account abuse is discussed in Section
VIII of this Report.

          C.   Misconduct by the Pickards

          Paul Pickard worked at O&R from 1982 to 1992. His last position at O&R prior to leaving was Director of Corporate Communications and Public Affairs, in which job he reported to and worked very closely with Winikow. Maria Pickard worked for O&R as an administrative assistant, and then as a supervisor, in the Corporate Communications Department from 1981 to 1991. In December 1991, the Pickards formed an entity called Communications Strategies International ("CSI") in order to steal money from O&R.

          The Pickards were arrested on August 23, 1993, after their embezzlement was discovered by the District Attorney's office. On August 26, 1993, the Company filed a lawsuit against the Pickards seeking to recover damages. See "IX. Civil Litigation". On November 10, 1994, the Pickards pleaded guilty to stealing $199,708.80 from O&R through a phony billing scheme:
The Pickards arranged for certain vendors to submit false invoices to O&R, the invoices were approved for payment by the Pickards, and, following payment, the vendors paid all or part of the money to CSI. While some of the vendors were apparently deceived by the Pickards and believed that work had been done by CSI, others seem to have had reason to know about the Pickard's criminal scheme. The Pickards agreed to pay restitution of $199,708.80 to O&R as part of their plea agreement.

          Paul Pickard has cooperated with the Special
Committee's investigation, which has established that the Pickards in fact stole a total of $293,861.80 from the Company through the following vendors:

               Top Art             $116,322.00
               Devotion            $ 94,217.80
               Loren 2             $ 35,000.00
               Off-Madison Avenue  $ 18,000.00
               D.L. Terwilliger    $ 16,322.00
               New York City       $ 14,000.00
               Press

          In December 1993, Paul Pickard was arrested in
Connecticut and charged with stealing money from Northeast
Utilities, his subsequent employer, through a similar phony billing scheme.

          D.   Vendor Analysis

          As a result of the evidence of political activities involving O&R vendors and misconduct by Smith and the Pickards, the investigators expanded their review of O&R vendor invoices in an attempt to quantify the total financial loss to the Company from improper payments to vendors. Stier, Anderson & Malone analyzed all the invoices submitted to O&R by about 65 vendors, 54 of which provided services to the Corporate Communications Department. As part of this process, the investigators reviewed vendor invoices with a number of O&R employees, as well as with Winikow and Paul Pickard. In all, 44 vendors were found to have submitted improper or questionable invoices. These were classified in one of the following categories:

               1.   Personal Projects for Officers and Employees

          Stier, Anderson & Malone has concluded that a total of $166,172.98 was paid to vendors by O&R for items and services purchased for the personal benefit of officers and employees -- almost all of which was for Smith, Griffin, and Winikow.

               2.   Embezzlement

          This category included all vendor invoices which were fraudulently submitted to O&R at the direction of an O&R employee in order to steal money from the Company. Invoices totaling $301,577.80 were determined to fall into this category. As detailed above, the Pickards embezzled $293,861.80 through their scheme involving payments to CSI.

               3.   Political Contributions

          This category includes all vendor invoices which were inflated to conceal political contributions and in-kind services made at the request of Winikow or one of her subordinates. A total of $14,195.47 was specifically identified by Stier, Anderson & Malone to reflect political misconduct involving O&R vendors.

               4.   Vendor Fraud

          This category includes any invoices which were specifically identified as fraudulently billed to O&R for work not completed or services not rendered. The investigators identified two invoices submitted by Creative Camera, totaling $830.00, which fall into this category.

               5.   Unclassified Invoices

          This category includes all invoices which were identified by witnesses as containing some improper portion that could not be quantified, and invoices believed to be totally improper but which could not otherwise be categorized. Stier, Anderson & Malone identified 409 invoices, totaling $1,762,355.87, which were classified in this category, but they were not able to quantify the financial harm to O&R based on the available records. Of the total amount, $617,512.27 is the total for unclassified invoices submitted to O&R by Devotion, and another $802,566.41 is the total for unclassified invoices submitted by D.L. Terwilliger to O&R.
                              VIII
               INVESTIGATION OF INTERNAL CONTROLS

A. Introduction

     The most significant question confronted by the Special Committee was to determine how the misconduct we found was able to occur and why it was not detected and exposed earlier. A principal reason established by our investigation is that, for years, the chief executive officer and some other key officers undermined the Company's internal controls mechanisms, interfered with the Company's internal audit procedures, and actively concealed information from the Board and its Committees which would have brought the misconduct to light. As a result, Smith, Winikow, and others were able to systematically misuse and misappropriate Company assets and resources.

     O&R's internal controls system consists of policies and procedures that define appropriate uses of corporate funds and assets, requirements for the approval and documentation of expenditures, and checks by the Company's Internal Audit Department. O&R's written policies and procedures were found by Price Waterhouse to be typical for a company of its type. These formal control elements existed at O&R throughout the relevant period and should have assured compliance with the Company's policies and procedures. In practice, however, as a result of the actions of Smith and a few other senior officers, O&R's internal control system was evaded and undermined, and improper or inadequately documented transactions became common, during Smith's tenure as chief executive officer.

B.   Officer Expenses

               1.   The Restricted Disbursement Account

          Early in the investigation, the Special Committee became aware that the Company had been maintaining a bank account called the Restricted Disbursement Account ("RDA"). The RDA was originally established in 1976 in response to a threatened work stoppage by the local unions for the limited purpose of processing confidential expenditures, including sensitive consulting work and compensation studies. The RDA was not originally intended to be used to process officers' business expenses, which were then processed through the general corporate disbursement account administered by O&R's Accounts Payable Department.

          In June 1977, William Hallinan, then O&R's Internal Auditor, reported to Smith, the chief financial officer at the time, that a recent review had revealed that the Accounts Payable Department had been lax in enforcing the Company's requirements for the documentation of business expenses. Hallinan recommended to Smith that the Accounts Payable Department be reminded of the importance of auditing officers' expenses and that the Company adopt a more restrictive policy regarding business expenses. A new expense policy was put into effect shortly thereafter which contained more stringent standards.

          However, as the Internal Auditor tightened the internal controls for the review of expenses by the Accounts Payable Department, officers' expenses began to be shifted to the RDA.
In 1978, after it was announced that Smith would become O&R's chief executive officer, Smith's business expenses began to be paid through the RDA. The business expenses of other officers also began to be processed through the RDA around this time. As a result, officers' business expenses were not subject to the normal accounting controls, because disbursements from the RDA were controlled by the staff of the Company's officers, not by the Accounts Payable Department.

          As the Special Committee became aware of the extent of Smith's abuse of his expense account, its investigation focused increasingly on the RDA and the Internal Audit Department's role in auditing that account. At a meeting on September 9, 1993, Patrick Chambers, Jr., O&R's former chief financial officer, gave the Board unqualified assurances that the RDA had been properly managed and audited. On October 26, 1993, DiValentino submitted a report to the Board that described the formation of the RDA and the accounting and financial controls in place for auditing the account, concluding that there was no problem with either. These assurances from the Company's financial officers did not assuage the Special Committee's increasing concerns that there may have been systemic failures in the controls, oversight, and enforcement of the Company's policies and procedures with regard to officer expenses processed through the RDA.

          Further investigation confirmed that the RDA had been systematically misused. Smith's misuse of Company funds for personal purposes began in at least 1978, the year before he became chief executive officer, and his persistent pattern of failing to comply with Company requirements for the proper documentation of business expenses also began around that same time. In addition, Thomas A. Griffin, Jr., O&R's former president who retired in 1992, had established in the late 1970's and early 1980's similar patterns of personal use of Company funds and improperly documenting expenses charged to O&R. (Mr. Griffin has declined requests for an interview by the Special Committee.) Over time, the patterns of misconduct established by the two top officers fostered loose expense account practices among some of their subordinates.

               2.   The Internal Audit Function and the RDA

          In 1980, Hallinan began annually auditing officer expenses processed through the RDA . In 1980 and 1981, Hallinan identified Smith's and Griffin's failures to comply with documentation requirements as serious problems that needed correction. His 1981 report (covering 1980) specifically noted a lack of compliance with proper expense reporting procedures, including the failures to submit receipts, identify the individuals entertained, and state the business purpose of travel and entertainment. Neither report was provided to the Audit Committee. In 1981, Hallinan also sent a separate memorandum to O&R's Controller, R.J. Hurstak, requesting that he personally intervene to correct the problem.

          By the time of his third audit report in May 1982 (covering 1981 expenses), Hallinan believed that the problem had not only gone uncorrected, but also that it had grown more serious. Hallinan sent a copy of his 1982 audit report to Smith and Griffin, accompanied by a memorandum advising each of them that he intended to send a copy to the Board's Audit Committee. Two days later, Griffin removed Hallinan as O&R's Internal Auditor, giving him a choice of six months severance pay or a transfer out of internal auditing with no reduction in compensation. Hallinan chose the latter.

          The Special Committee has reached the following conclusions with respect to the removal of Hallinan as Internal
Auditor:

               -    Smith participated in the decision to remove
                    Hallinan.
               - Although some members of the Board's Audit Committee had previously expressed dissatisfaction with Hallinan's performance and believed that he had been transferred for that reason, the precipitating cause of his removal was his threat to expose the conduct of Smith and Griffin.
               -    Hallinan's removal as Internal Auditor
                    prevented information concerning expense account abuse by Smith and Griffin from reaching the Board's Audit Committee.
               - The staff of the Internal Audit Department was aware that Hallinan intended to send the audit report to Smith and Griffin, and believed that Hallinan's removal was in retaliation for his threatened exposure of Smith's and Griffin's persistent violations of O&R's internal controls and expense policies. They took his removal as a warning.

          Hallinan's successor, Alden Hansell, was selected by Smith. Hansell believed that Hallinan had been removed because of his attempts to stop or expose the misuse of the RDA by Smith and Griffin. As soon as Hansell was appointed, he was given instructions intended to discourage him from any similar action:

               - Griffin informed Hansell that he was walking a "tightrope" and that any vice president, as well as Smith, could pull him off.
               - Hurstak, then O&R's Controller, instructed Hansell that he worked for management and not for the Audit Committee or the Board.
               - Griffin instructed Hansell to allow Chambers and K.D. Archer, O&R's then general counsel, to review his audit reports in draft. (Hallinan had successfully resisted earlier pressures to submit draft reports for similar review.)

          As a result of this pressure, Hansell's audit reports never brought the misuse of the RDA by Smith and Griffin, or by Winikow after her arrival in 1984, to the Audit Committee's attention. In addition, after Thomas A. Folchi, Jr. became O&R's Controller, he further instructed Hansell not to review officers' expenses for reasonableness or propriety. Hansell construed this as precluding him from considering whether expenses had a properly described business purpose, and confined his scrutiny to whether the expenses were supported by receipts. Hansell also allowed O&R vice presidents to review audit reports concerning their departments and to make changes to soften findings.

          After 1982, abuse of the RDA by Smith and Griffin increased dramatically. Hansell's so-called audits of the RDA consisted simply of determining whether a document had been submitted to support an expense and whether there were signatures approving the expense. Hansell did not attempt to determine whether there was any business purpose to the expenses being processed through the RDA. Even though Hansell met privately with the Audit Committee at least once a year, he never reported that he had found anything amiss with officers' expenses.

               3.   Officer Expense Policy Adopted By Board

          In February 1989, the Audit Committee approved a new officers' expense policy which contained specific requirements for business expenses. For example, all expenses were to include a description of the business purpose and were to include the name of each beneficiary of the charge. As part of the new policy, the Internal Auditor was required to perform periodic test audits of officers' expenses to verify that they conformed to Company policy.

          Hansell was aware that Winikow routinely violated even the basic requirement of submitting documentation for a large percentage of her expenses. Winikow insisted that her frequent entertainment of political figures required her to keep her expenses confidential. Hansell raised the issue with Company management. Because Winikow refused to change her methods, Hansell was directed to prepare a so-called "supplement" to the officers' expense policy that the Board had recently approved and believed to be in operation. This written supplement, commonly called the "Winikow Amendment", allowed officers to avoid the documentation requirements (without which no proper audit could be conducted) by verbally reporting to the President (then Griffin) about the purpose for their expenses.

          Company management, under the leadership of Smith, decided not to inform the Audit Committee or the Board about the Winikow Amendment. Indeed, the Winikow Amendment was specifically intended by them not only to conceal Winikow's flagrant abuses from the Audit Committee, but also to frustrate the Audit Committee's directive that officers' expenses be examined. Winikow herself did not even fully comply with the oral reporting loophole established by the Winikow Amendment.

          Hansell neither informed the Audit Committee about the Winikow Amendment nor audited her expenses. In each of his written reports to the Audit Committee after 1989, Hansell stated that officer expenses conformed to the Company's policy, despite the obvious violations by Winikow of the policy adopted by the Board and the continued abuses by Smith and Griffin. Even in his report covering 1993 expenses, which was issued months after the Special Committee's investigation had begun, Hansell failed to note any real deficiencies.

               4.   Expense Account Abuses by Officers Other Than
                    Smith

          The Special Committee reviewed expenses processed through the RDA by Griffin, Winikow, and other officers. Stier, Anderson & Malone's analysis indicates that Griffin charged at least $43,324.96 in improper expenses and an additional $141,002.54 in inadequately documented expenses through the RDA from 1976 until his retirement in 1992. The most significant patterns of abuse involving Griffin's use of the RDA were as follows:

               -    Griffin routinely failed to provide the
                    required documentation to support his
                    expenses.
               -    Personal entertaining such as dinners,
                    theater, golf, and parties were often
                    mischaracterized as business-related on
                    Griffin's expense reports.
               - Griffin often charged O&R for personal and lavish expenses associated with travel to conferences with his wife.
               - Griffin charged O&R for numerous gifts for friends and unidentified recipients.

          The Special Committee has also learned that Griffin frequently used O&R employees and vendors to handle his personal projects. Stier, Anderson & Malone has identified a total of $34,842.74 paid by O&R to vendors, mostly Corporate Communications Department vendors, who handled personal work for Griffin from the mid-1980's until his retirement in 1992. Examples of Griffin's personal use of Company vendors include the following:

               - In 1989, Griffin had a number of O&R vendors put together a photo album of his trip to China, resulting in a $18,909.90 cost to the Company;
               - In 1992, Griffin caused O&R to pay $2,661.04 to an O&R vendor to remove two trees from his neighbor's yard;
               - Griffin had O&R vendors produce a slide show for Griffin's son to be shown at his wedding, photo albums depicting the history of the Griffin family, and photo albums for each of his brothers and sisters; and
               - Griffin used O&R vendors to frame family photographs, and to provide photography and video services for his son's engagement party and wedding reception.

          Stier, Anderson & Malone has concluded that Winikow is responsible for at least $17,892.04 in improper expenses and an additional $239,117.30 in inadequately documented expenses processed through the RDA. Although Winikow failed to submit documentation for most expenses, based on an analysis of her expenses and on interviews with her conducted by the Special Committee's investigators, the following patterns of abuse are clear:
               - A substantial portion of Winikow's expenses for meals and other social gatherings were with undisclosed guests. In many instances, these guests were her personal friends and family members.
               - Winikow purchased numerous gifts for friends through the RDA.
               - Winikow often purchased tickets to theater and sporting events to entertain her friends and family at O&R's expense.

          An initial review by Stier, Anderson & Malone and Price Waterhouse indicated that numerous charges by other current and former officers required further review, because of inadequate documentation or apparent lack of business purpose. The Special Committee referred its findings regarding these officers to the Executive Committee. Representatives of the Executive Committee of the Board met with each current officer, as well as with Folchi and DiValentino, to review his overall use of the RDA and the charges that were identified in the initial review as requiring further attention.

          As a result of these discussions, a large number of the inadequately documented expenses, and some others, were explained to the satisfaction of the Executive Committee. Several officers were found not to have misused their expense accounts. In other cases, some expenses were found that were not in compliance with the Company's officer expense policy, or were not explained or documented to the Executive Committee's satisfaction. It was found that in some instances, questionable charges had been specifically authorized or encouraged in advance by Smith or another senior officer, and that virtually all expenses had been approved by Smith or another senior officer. Based on the Executive Committee's review and discussions with the individual officers, four current officers and one former officer reimbursed (or agreed to reimburse) the Company for RDA charges totaling approximately $52,000.

          The investigators also identified a total of $52,667.89 in improper expenses and a total of $468,949.16 in inadequately documented expenses charged by other former officers and other individuals who used the RDA but who were not interviewed.

          C.   Subversion of Other Control Devices

          The Special Committee also reviewed certain internal control systems outside the RDA in an attempt to determine why misconduct in other areas failed to be identified and exposed earlier. Two areas merit discussion; the other areas investigated were not found to have any significant shortcomings.

               1.   Corporate Communications Department

          Internal controls were extremely weak in Winikow's department. As described above, Winikow instructed O&R vendors to make political contributions and to then bill O&R for the costs of doing so. Winikow's attitude towards enforcement of internal controls was an open secret in the Corporate Communications Department. Indeed, a number of her subordinates were involved in the solicitation of illegal contributions and the approval of fraudulent invoices. In addition, Winikow's misconduct and open disregard for all accounting and financial controls allowed others, such as the Pickards, to develop their own private schemes to defraud O&R. The Special Committee has made the following additional findings with regard to the internal controls in the Corporate Communications Department:

               - The Corporate Communications Department was not audited by the Internal Auditor from 1981 until 1993.
               - The practice of allowing vendors to inflate and falsify invoices became accepted to the point that employees interviewed were not always able to tell the extent to which invoices had been falsified. Since the vendors disguised the nature of their work on the invoices, an uninformed person or auditor would believe that the work had actually been done for O&R.
               - Justin Schwartz, the Department's budget manager for the past few years, was little more than a personal assistant to Winikow and neglected his duties to enforce budget controls and procedures for approval of invoices.

               2.   Conference Center

          Since 1977, O&R had a policy requiring reimbursement for the personal use of the Conference Center by officers. This policy was reaffirmed by Smith in writing on at least two occasions - the second time in response to a New York State Senator who had inquired about officer use of the Conference Center. O&R had established a fixed fee for officer use of the Conference Center which was intended to cover linen service, maintenance, and beverages. In recent years, this fee was set at $50 per weekend, not to exceed $200 a year per officer. In addition, any officer who arranged for the chef to purchase and prepare food was required to reimburse O&R for the cost of the food.

          The available evidence indicates that most officers paid the set fee for personal use of the Conference Center until 1988. In 1988, Folchi, who was responsible for use of the Conference Center, inexplicably stopped collecting the fees from any officer, and officers thereafter never paid fees for personal use of the Conference Center. Smith appears never to have paid the fee for personal use of the Conference Center, and also never reimbursed O&R for the substantial additional costs of food - including thousands of dollars worth of caviar - bought and prepared by the chef at his request. Smith and his personal guests also consumed quantities of expensive wine paid for by O&R, without keeping any records of his personal consumption and without reimbursing O&R. A few other officers also caused the Company to incur expenses associated with their personal use of the Conference Center.

          D.   Role of the External Auditor

          The Special Committee reviewed the work of Grant Thornton, the Company's outside auditor through 1993, to assess their audits of the Company and to determine why the misconduct described above did not come to light during those audits. Because Grant Thornton has declined the Special Committee's requests for interviews and for access to their accounting work papers, the Committee's review has been limited to Company records and personnel.

          One key question the Special Committee looked into was why no audit had revealed the pattern of misuse of the RDA described above. As discussed above, the business expenses of Smith and other officers began to be paid through the RDA as early as 1978. The Committee also reviewed generally Grant Thornton's oversight of the Company's Internal Audit function and internal controls.

          The Committee learned that the RDA (and the officers' expenses) had not been audited by Grant Thornton since 1978; since then, the Internal Auditor has audited the officers' expenses paid through the RDA. The Committee also learned that Grant Thornton had never performed any testing of the Internal Auditor's auditing of the RDA (or officers' expenses) during this period. In assessing Grant Thornton's oversight function, the Special Committee also noted that Grant Thornton had not brought to the attention of the Audit Committee the facts that (i) the officers' expenses were being paid through the RDA and (ii) there had been no internal audit of the Communications Department since 1981. Overall, the Special Committee is unable to express approval of Grant Thornton's performance as the Company's outside auditor, but the Committee is not aware of any information indicating that Grant Thornton participated in, or had knowledge of, misuse of the RDA or the other misconduct discussed above.

          Upon the recommendation of the Audit Committee, the Board decided to solicit bids for the performance of auditing services for the Company for 1994. Bids were received from six accounting firms, including Grant Thornton. Based on a full review of the competing bids, the Audit Committee recommended that Arthur Anderson & Co. be selected as the Company's outside auditor, and the full Board approved the recommendation. At O&R's 1994 annual shareholders' meeting, the shareholders approved the selection of Arthur Anderson as O&R's auditor for 1994.
                               IX

                        CIVIL LITIGATION

          O&R has initiated three lawsuits seeking to recover damages resulting from the misconduct discovered in the Special
Committee's investigation.

          1. On August 26, 1993, O&R filed Orange and Rockland Utilities, Inc. v. Winikow in the United States District Court for the Southern District of New York, against Linda Winikow, Justin Schwartz, Stanford Silverman and Devotion, Inc., and the Pickards and Communications Strategies International. In this action, the Company alleges that the defendants engaged in a conspiracy to divert funds from O&R through the submission of false and fraudulent invoices, in order to pay personal expenses and to provide personal services to the defendants. The Company also charges that the defendants were engaged in a scheme to make contributions to political candidates by diverting money and services from O&R.

          2. On August 26, 1993, O&R filed Orange and Rockland Utilities, Inc. v. Serge Rotjan in the Supreme Court of the State of New York, County of Rockland, against Justin Schwartz and Serge Rotjan, the owner of Creative Camera. In this action, the Company alleges that the defendants defrauded O&R through a scheme in which Schwartz intentionally altered invoices submitted by Rotjan to increase the amounts paid out to Creative Camera.

          3. On February 7, 1994, as described on page 21, O&R commenced its action entitled Orange and Rockland Utilities, Inc.
v. James F. Smith in New York State Court. The Complaint alleges nine causes of action against Smith for breaches of fiduciary duty, inducing breach of fiduciary duty by others, fraud, conversion, unjust enrichment, waste, and an accounting of Company property and funds. The Complaint seeks an accounting by Smith of Company funds and property, restitution of all amounts misappropriated, misused, and unaccounted for, the forfeiture of Smith's compensation during the period of disloyalty, compensatory damages of at least $5 million, and punitive damages. These claims (other than for punitive damages) will be heard in an arbitration proceeding.

          A number of lawsuits have also been brought against O&R related to the matters investigated by the Special Committee.
          1. On August 18, 1993, Feiner v. Orange & Rockland Utilities, Inc., a purported ratepayer class action complaint, was filed against O&R in the United States District Court for the Southern District of New York. This complaint also names Linda Winikow, the Pickards, and CSI as defendants. The complaint alleges that the defendants violated federal and state law by using false and misleading testimony to obtain rate increases, and using "ratepayer funds" to make illegal campaign contributions and other payments. On February 18, 1994, O&R filed a motion to dismiss this lawsuit as barred by the filed rate doctrine. That motion is currently awaiting decision.

          2. On August 31, 1993, Patents Management Corp. v. Orange & Rockland Utilities, Inc., a purported shareholder derivative suit, was filed against O&R, all but one of its directors, and four former directors, in the Supreme Court of the State of New York, County of New York. This complaint also names Linda Winikow, Devotion, Justin Schwartz, and the Pickards as defendants. The plaintiff charges that the Company's Directors breached their fiduciary duties by condoning Winikow's wrongful acts and failing to exercise appropriate supervisory control over her.

          3. On November 23, 1993, Gross v. Orange & Rockland Utilities, Inc., a purported class action complaint by participants in O&R's Dividend Reinvestment Plan was filed against the Company in the United States District Court for the Southern District of New York. This complaint alleges that O&R's Securities and Exchange Commission filings during 1993 were false and misleading in that they failed to disclose Winikow's activities.

          4. On March 31, 1994, Bernstein v. Orange & Rockland Utilities, Inc., a purported shareholder class action complaint, was filed against the Company in the United States District Court for the Southern District of New York. Smith was also named as a defendant in this lawsuit. This complaint makes claims similar to those in Gross on behalf of open-market purchasers of the Company's shares.

                                X

                 CORRECTIVE ACTIONS TAKEN BY O&R

          On the basis of the Special Committee's findings and conclusions, the Company has taken many steps to correct the problems that have been identified and has adopted important safeguards to prevent similar misconduct in the future. This section recapitulates the actions and steps that have been taken by O&R - including many which have already been described in this report.

               1.   New Chief Executive Officer

               On October 7, 1993, Smith's employment as chief executive officer was terminated for cause and he was subsequently removed from the Board of Directors for cause by shareholder vote. D. Louis Peoples was elected as the Company's
Chief Executive Officer and Vice Chairman of the Board on
July 14, 1994.

               2.   Termination of Communications Department
Employers

               Linda Winikow's employment as Vice President of
Corporate Policy and Internal Affairs was terminated for cause on August 26, 1993. Justin Schwartz's employment at O&R was terminated on August 13, 1993. The Pickards were no longer employed by O&R when their misconduct came to light.

               3.   Financial Officers

               In March 1994, following the Special Committee's review of the Company's internal controls and the Internal Audit Department, the Board terminated the employment of L. Mario DiValentino, O&R's Vice President, Controller, and Assistant Secretary, and Thomas A. Folchi, Jr., O&R's Vice President for Customer Services and Human Resources and the former controller. Subsequently, the Board terminated the employment of Alden Hansell, the Company's Internal Auditor since 1982.

               Patrick Chambers, Jr., the Company's former chief financial officer, retired on March 31, 1994. Mr. Chambers agreed, upon his retirement, to forego his rights to certain performance units under an earlier award agreement with the Company to settle claims for restitution by him of expenses identified by the investigators as improper or inadequately documented.

               The Company is in the process of hiring a new chief financial officer and a new internal auditor.

               4.   Reimbursement of Expenses

          As noted above, four current officers and one former officer have reimbursed the Company for approximately $52,000 in expenses charged to the RDA.

               5.   Strengthening Internal Controls

          The Company has taken a number of remedial measures to correct problems that have been identified in the Company's internal controls and to avoid problems in the future. These steps include the following:

               - On October 5, 1993, O&R abolished the RDA. All officers' business expenses are now being processed through the general disbursement account administered by the Accounts Payable Department.
               -    The Company has adopted a new, stricter
                    policy regarding officers' business expenses. Certain expenses that were allowed under the previous policy are no longer allowable, and tighter reporting requirements are being enforced. The Company's outside auditor will review the officers' business expenses for compliance with this new policy.
               - Price Waterhouse was commissioned to conduct a review of the Company's internal control procedures, focusing on the internal audit function, the Company's accounts payable system, and the processing of officers' expenses. Price Waterhouse recommended specific changes in the procedures followed by the Company's Internal Audit Department to insure the independence of the Internal Auditor, and changes in the amount and type of information that should be presented to the Board's Audit Committee. Price Waterhouse's recommendations are currently being implemented.
               - O&R has expanded the staff of the Internal Audit Department to include ten full-time auditors.
               - Arthur Anderson has performed a peer review of the Internal Audit Department and has made various recommendations, which the Audit Committee has accepted and which the Company is implementing, to improve the effectiveness of the Department in examining and evaluating the financial, operational, and administrative activities of the Company.
               -    The Audit Committee of the Board has
                    completed a self-assessment process and has modified its operating procedures in order to enhance the effectiveness of the Committee in fulfilling its oversight responsibilities. The Audit Committee has also approved a revised charter that more clearly defines the responsibility of the Committee under the Company's by-laws.

               6.   Change of External Auditors

          Grant Thornton was terminated as the Company's outside auditor and, at O&R's 1994 annual shareholders' meeting, the shareholders authorized the appointment of Arthur Anderson & Co. as the Company's outside auditor for 1994, replacing Grant Thornton.


               7.   Rebates to Ratepayers

          O&R has pledged to refund to its ratepayers misappropriated monies that are found to have been charged to accounts used in setting rates. To date, O&R has refunded to New
York ratepayers a total of $345,000, and has given rebates to New
Jersey customers totaling $94,100.

               8.   Joint Cooperation Agreement with the District
                    Attorney

          From the outset of the investigation, the Special Committee pledged to cooperate fully with the District Attorney's office. On November 3, 1993, O&R entered into a Joint Cooperation Agreement with the Rockland County District Attorney whereby the Company agreed to cooperate fully and completely with the District Attorney in his investigation, and to provide unimpeded access to all evidence collected by the Special Committee's investigation. In light of O&R's pledge of full cooperation, and its commitment to uncovering all misconduct committed at O&R, the District Attorney agreed not to file any criminal charges against the Company. The Company and the Special Committee have adhered to this agreement throughout the investigation.

               9.   Closing of Lobbying Offices and Activities

          The Company has agreed to discontinue for five years all political contributions and the activities of all political action committees. In addition, O&R has also closed its lobbying offices in Trenton, New Jersey and Albany, New York.

               10.  Appointment of Inspector General

          O&R has agreed to establish the position of an independent Inspector General for a period of seven years. The Inspector General will have the authority to investigate and report improper or unethical conduct, as well as the ability to take certain steps to prevent such behavior. The Inspector General will also make regular reports to O&R's chief executive officer, O&R's Board, the PSC, and the District Attorney's office.

               11.  Ethics Task Force

          O&R has formed an Ethics Task Force, including representatives from almost every department within the Company, which has been working on creating a Statement of Core Values and a Code of Business Conduct, and has met with representatives of other companies to analyze their experiences in dealing with ethics issues.
                               XI

                           CONCLUSIONS

     As described in this report, the Special Committee's investigation came to concentrate on three principal areas: (i) the misconduct of Smith; (ii) the misconduct of Winikow and others in O&R's Corporate Communications Department; and (iii) the evasion and subversion of the Company's internal controls. Based on the Special Committee's review of the evidence with respect to these problems and why they occurred that was presented by Stier, Anderson & Malone, the Special Committee has reached the following overall conclusions:

          Corporate Communications Department

          Winikow and others in the Corporate Communications Department engaged in improper and illegal political fundraising activities, including requiring vendors to make political contributions and sometimes reimbursing the vendors through the payment of falsified or inflated invoices. Winikow and others also charged the Company for various personal expenses, and members of her Department used Company vendors to embezzle money from O&R. Employees and resources of the Corporate Communications Department were also used for personal projects for Smith, Winikow, Griffin, and others, at an aggregate cost to the Company which the investigators could not quantify based on available records. A few officers, primarily Smith, Griffin and Winikow, also used Company vendors inside and outside the Corporate Communications Department to handle a variety of other personal projects.

          An aggregate of approximately $482,776 was paid by the Company to vendors for improper purposes, of which a relatively small amount - approximately $14,195 - was used for improper political activities. A much larger portion of that total - approximately $293,861 - was embezzled from the Company by two former employees who have pleaded guilty to theft and agreed to pay restitution.

          Questions were raised during the investigation as to the propriety of part or (in a few cases) all of a number of other payments to vendors, aggregating approximately $1,762,355, but the investigators were unable to quantify the amount of any improper payments based on the evidence available.

          These misuses and misappropriations of Company funds and resources occurred because Winikow and her department were subject to no effective supervision, and there was little, if any, enforcement of the Company's written internal controls throughout the Corporate Communications Department.

          Internal Controls and the RDA

          When the Special Committee subjected the Company's internal controls to scrutiny, it was advised by Price Waterhouse that the written rules met generally applied standards for a corporation such as O&R. The Special Committee also learned that these formal controls had been systematically evaded and undermined by the senior officers who should have been most concerned to enforce them.

          Beginning in around 1977, the requests of Smith and other officers for reimbursement of expenses began to be processed through the Restricted Disbursement Account ("RDA"), which was not subject to the Company's normal accounting controls. For the period 1977 through 1993, approximately $402,842 such expense reimbursement was in fact improperly obtained by some employees (principally Smith, Griffin, and Winikow), not for legitimate business expenses, but for personal benefit. Steps are being taken to recover these funds from those no longer with the Company, and all current officers, as well as one former officer, have already paid, or have agreed to repay, all amounts that they were found not to have been entitled to have been reimbursed (representing in the aggregate approximately $52,000).

          During the same period, approximately $1,340,270 was paid from the RDA to reimburse employees for expenses that were not adequately documented. The largest portion of these expenses are attributable to Smith, and the propriety of his expenses is currently being litigated. In many other cases (e.g. the current officers), the Company has been able to determine that such expenses were in fact incurred for a proper business purpose.

          The Special Committee believes that the principal factors leading to the abuse of the RDA were actions by Smith, Griffin, and certain financial officers that had the effect of:
(i) rendering the Company's Internal Audit Department ineffective; and (ii) causing the misuse of the RDA and the undermining of the Company's internal controls to be concealed from the Audit Committee and the Board.

          Smith

          In making its overall assessment of the problems uncovered by the investigation, it became clear to the Special Committee that Smith played a central role in the misbehavior that occurred at O&R during his tenure as chief executive officer. First, Smith gave Winikow free rein to do as she pleased, actively encouraged her free-wheeling and costly political activities, refused to take action on complaints about her, and helped to shield her conduct from scrutiny. This had the natural effect of allowing not only Winikow, but also those around her, to believe that the rules could safely be ignored. Second, as the chief executive officer of O&R, Smith ought to have set an example of scrupulous respect for the Company's policies, rules of ethics, and property. Instead, he systematically exploited the Company's assets for his own benefit. Third, Smith fostered and encouraged an environment in which there was pervasive abuse and circumvention of internal controls and corporate policies and a serious breakdown in corporate responsibility. This included allowing a so-called amendment to the officer expense policy to shield non-complying expenses of Winikow and others from the rules adopted by the Audit Committee, without informing the Board.

          For these reasons, the Special Committee believes that Smith must be held ultimately responsible for the misconduct described in this report, the accompanying loss of the Company's credibility with the state utility commissions, and the other adverse consequences to the Company as a result of his failures to supervise properly the affairs of the Company and its officers. The bulk of the misconduct involved may be seen as falling into one of two patterns: One is a pattern of exploitation of weaknesses in O&R's internal controls that Smith either brought about, tolerated or failed to remedy; and the other is a pattern of emulation of Smith's example by those using corporate assets for their own benefit. We do not state this conclusion to absolve other persons that were at fault from their individual responsibilities, but to emphasize how strongly we feel that O&R's problems would never have arisen if Smith had been mindful of his duties as chief executive officer and honest in his dealings with the Company.

          The Special Committee feels that the steps that O&R has taken in the past year, including the removal of Smith as chief executive officer and as a director and the overhaul of the Company's internal controls, have addressed the problems it found and their causes. O&R has been through a painful and difficult year, but it has emerged as a leaner, better-managed company.

The vast majority of the approximately 1700 employees of O&R had no involvement in any of the matters described in this report and have responded commendably to the challenges presented by the events of the last year. We feel confident that they and the Company are once again focused on delivering cost-efficient energy to O&R's customers and value to its shareholders.



August 22, 1994               SPECIAL COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                              ORANGE AND ROCKLAND UTILITIES, INC.

                              Linda C. Taliaferro, Esq.
                              Ralph M. Baruch
                              James F. O'Grady, Jr., Esq.

                                                  Exhibit 99.6

OR ORANGE AND ROCKLAND                          NEWS
  ROCKLAND ELECTRIC COMPANY           For Release:  Immediate
PIKE COUNTY LIGHT AND POWER CO.     Contact:     Mike Donovan
One Blue Hill Plaza, Pearl River, NY 10965       (914) 577-2430

EX-CEO SMITH SUPPRESSED O&R'S NORMAL FINANCIAL CONTROLS
PERMITTING HIM TO SPEND THOUSANDS ON PERSONAL EXPENSES

PEARL RIVER, NY, August 23, 1994 -- Former O&R Chairman and CEO James F. Smith went to extraordinary lengths to engage in a pattern of secrecy, deception and misconduct during his 15-year tenure as chief executive officer that subverted the firm's internal financial controls, diverted thousands of dollars in company money to his personal expenses, improperly permitted a select few other employees to do the same, and deceived the Board of Directors in the process.

That's the principal conclusion reached by the Special Committee of the Board of Directors in its report issued today on a year-long investigation of the Company.

One result of that misconduct was O&R's paying at least $885,000 in bills that were improperly designated business costs. The Company also spent an additional $3 million that was so badly documented or raised sufficient questions that the investigators could not say what portion was for proper business purposes.

Those charges ran the gamut from charges for personal trips and political contributions to extravagant dinners and expensive wine. In one instance, a high-ranking employee and his wife funneled company money through false invoices for the couple's personal enrichment.

That misconduct severely damaged the Company's credibility with state regulators and created other adverse consequences which directly resulted from Smith's failures to supervise the affairs of the Company and its officers.

The Special Committee was created on August 20, 1993 and given a broad mandate to investigate all wrongdoing at the Company, following the arrest of Linda Winikow, who was then an O&R vice president, on charges of grand larceny, commercial bribery, and making illegal campaign contributions.

The Special Committee's conclusions were based on the investigatory work performed by Stier, Anderson & Malone, a New
Jersey law firm headed by former criminal prosecutor Edwin Stier, that specializes in investigations of utility corporations.

Stier Anderson & Malone spent over 10 months at O&R headquarters gathering and analyzing more than 200,000 pages of documents and over 60,000 transactions with the help of the accounting firm of Price Waterhouse & Co.

The law firm conducted 340 interviews of O&R personnel, vendors to the Company, present and past Board members and public officials. That law firm's findings are presented in a 1,000 page, written report to the Special Committee, and was also released today.

Special Committee Chairwoman Linda C. Taliaferro, Esq., said, "In my experience, this work stands as one of the most thorough, comprehensive investigations ever conducted into the business of an American corporation. We promised to get to the bottom of this matter, and we did. It's exhaustive."

Specifically, The Special Committee found that Smith abused his authority during his tenure as Chief Executive Officer by:

...systematically engaging in the misappropriation of Corporation funds and resources for his personal benefit.

...subverting the Corporation's internal controls and violating many of its corporate policies.

...fostering and encouraging an environment in which there was pervasive evasion and abuse of internal controls and concealment of those actions from the Audit Committee and the Board of Directors.

...failing to properly supervise, and encouraging misconduct by Winikow and other subordinate officers.

...concealing information from the Board and its committees.

As a result of that abuse of authority, Smith's employment as chairman and chief executive officer was terminated for cause by the Board on October 7, 1993, and he was subsequently removed from the Board by shareholder vote.

As described in its report, the Special Committee's investigation came to concentrate of three principal areas:

...the misconduct of James F. Smith, as recounted above.

...the misconduct of Linda Winikow and others in O&R's Corporate
Communications Department which she had headed;

...and a pattern of evasion and subversion of the company's internal controls that had permitted, and prevented the detection of this misconduct.

The Committee emphasized that the vast majority of O&R's employees had no involvement in these matters.

Besides its conclusions concerning Smith's misconduct and his responsibility for the misconduct of others, the Special
Committee reached the following overall conclusions:

CORPORATE COMMUNICATIONS DEPARTMENT

Winikow and others in the Corporate Communications Department engaged in improper and illegal political fundraising activities, other members of the department used Company vendors to embezzle money from O&R, and employees and resources of the Corporate Communications Department were used for personal projects, especially by Smith, Winikow and Thomas A. Griffin Jr., O&R's former President.

An aggregate of approximately $482,776 was paid by the company to vendors for improper purposes, of which a relatively small amount
- --- approximately $14,195 was used for political payments.

A much larger portion of the total --- $293,861 --- was embezzled from the company by two former employees, Paul and Maria Pickard, who have pleaded guilty to the theft and agreed to pay restitution.

Questions were also raised during the investigation as to the propriety of part or all of a number of other payments to vendors, aggregating approximately $1,762,355, but the evidence available does not quantify the amount of those payments that may be improper.

INTERNAL CONTROLS AND THE RDA

The Special Committee found that the Company's internal controls had been systematically evaded and undermined. The investigation established that, beginning in 1977, the requests of both Smith and other officers for reimbursement of business expenses began to be processed through a special account called the restricted disbursement account (RDA), which was not subject to the company's normal accounting controls. That account was abolished last fall.

For the period 1977 through 1993, approximately $402,842 of such expenses was in fact improperly obtained by some senior officers
(principally Smith, Griffin and Winikow), not for legitimate business expenses, but for personal benefit.

During the same time period, employees caused O&R to pay approximately $1,340,270 through the RDA for expenses and expenditures that were not adequately documented. The largest portion of these expenses are attributable to Smith, and the propriety of his expenses is currently being litigated.

In many other cases, the Company has been able to determine that such expenses were in fact incurred for proper business expenses.
Where those expenses were not incurred for business expenses, arrangements have been made with all current officers for reimbursement to the company.

The Company has not yet determined what portion of the amounts referred to above may have been improperly charged to the accounts used in setting rates.

As a result of the Special Committee's investigation, the Company has taken important steps to correct the problems that were found and to prevent similar misconduct in the future. These steps include the following:

...Besides its dismissal of Smith, the Company has terminated the employment of Winikow, two former controllers and the internal auditor.

...The Company has strengthened its internal controls by, among other things, abolishing the RDA, adopting a stricter policy regarding officers' business expenses, expanding its auditing staff and revamping the procedure followed by the Internal Audit Department.

...The shareholders authorized the appointment of Arthur Andersen
& Co. as the Company's new outside auditor, replacing Grant
Thornton.

...O&R has refunded a total of $345,000 to New York ratepayers and an additional $94,100 to New Jersey ratepayers.

...O&R has agreed to discontinue for five years all political contributions and the activities of all political action committees.

...O&R has agreed to appoint an independent Inspector General for a period of seven years to investigate and report unethical conduct.

...The Company has fully cooperated with all utility commissions that regulate O&R and with the District Attorney, and has provided them unimpeded access to the evidence uncovered during the course of the investigation.

Special Committee Chairwoman Taliaferro, an attorney and former Pennsylvania Public Utility Commission member, said, "The Special Committee is confident that the steps that O&R has taken in the past year have addressed the problems that it found and their causes. We recognize that O&R has been through a painful and difficult year, but we believe that it has emerged as a better managed company."

She said, "We feel confident that the Company and its employees, who have responded admirably in adversity, are once again focused on delivering cost-efficient energy to O&R's customers and value to its shareholders."

Taliaferro's colleagues on the Board's Special Committee were:
Ralph M. Baruch, the founder and former chairman and chief executive officer of Viacom International, Inc., James F. O'Grady. Jr., Esq., President of O'Grady and Associates, and (until his retirement from the Board on May 11) John F. White, President Emeritus of the Cooper Union for the Advancement of Science and Art.